SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-185619
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.125% Notes due 2017 2.150% Notes due 2019 3.700% Notes due 2024 4.625% Notes due 2044 Floating Rate Notes due 2017 Floating Rate Notes due 2019	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Finance Inc. *	Delaware,	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177
	United States			Tel: +1 (212) 573-8800

Anheuser-Busch InBev Worldwide Inc.	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

BrandBrew S.A	Luxembourg	2082	N/A	5 Rue Gabriel Lippmann, Münsbach, L-5365, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	5 Rue Gabriel Lippmann, Münsbach, L-5365, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Finance Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus supplement dated January 22, 2014 (the “Red Prospectus Supplement”) to a prospectus dated December 21, 2012 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-185619), which became automatically effective on December 21, 2012.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-185619) filed with the Securities and Exchange Commission on December 21, 2012, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated January 22, 2014 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-185619) filed by Anheuser-Busch InBev SA/NB on 21 December 2012).

4.2	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Eighth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Ninth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Tenth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Eleventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Twelfth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Finance Inc.

Date: January 23, 2014		By:	/s/ Matthew J. Amer

Name: Matthew J. Amer
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Benoit Loore	By:	/s/ Christine Delhaye

Name: Benoit Loore		Name: Christine Delhaye
Title: Authorized Signatory		Title: Authorized Signatory

Cobrew NV

By:	/s/ Benoit Loore	By:	/s/ Christine Delhaye

Name: Benoit Loore		Name: Christine Delhaye
Title: Authorized Signatory		Title: Authorized Signatory

BrandBrew S.A.

		By:	/s/ Benoit Loore

Name: Benoit Loore
Title: Authorized Signatory

[Signature page for Form 8-A]

Brandbev S.à r.l.

By:	/s/ Benoit Loore

Name:	Benoit Loore
Title:	Authorized Signatory

Anheuser-Busch Companies, LLC

By:	/s/ Matthew J. Amer

Name:	Matthew J. Amer
Title:	Authorized Signatory

Anheuser-Busch InBev Worldwide Inc.

By:	/s/ Matthew J. Amer

Name:	Matthew J. Amer
Title:	Authorized Signatory

[Signature page for Form 8-A]

INDEX TO EXHIBITS

Exhibit No.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-185619) filed by Anheuser-Busch InBev SA/NB on 21 December 2012).

4.2	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Eighth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Ninth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Tenth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Eleventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Twelfth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, BrandBrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.